UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2 TO FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of The Securities Exchange Act of 1934

OneMeta Inc.

(Exact name of registrant as specified in its charter)

Nevada	20-5150818
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

450 South 400 East, Suite 200, Bountiful, UT 84010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	775-464-1980

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None	None

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.001 per share

(Title of class)

(Title of class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Persons who respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

EXPLANATORY NOTE

This Amendment No. 2 to the registration statement on Form 10 (the “Registration Statement”) of OneMeta Inc., is being filed solely for the purpose of filing Exhibit 3.7. Accordingly, this Amendment No. 2 consists only of the facing page, this explanatory note, the signature page, Exhibit 3.7 and the exhibit index included in Item 15. The remainder of the Registration Statement is unchanged and therefore has not been included in this Amendment No. 2.

ITEM 15.	FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements

1.	Audited financial statements for years ended December 31, 2022 and 2021*
2.	Unaudited financial statements for six months ended June 30, 2023 and 2022*
3.	Audit opinion by M&K CPAs, PLLC*
4.	Audited Statement of Operations for years ended December 31, 2022 and 2021*
5.	Notes to audited financial statements*

(b)	Exhibits

3.1	Articles of Incorporation*
3.2	Amended and Restated Bylaws*
3.3	Cert of Designation Series A*
3.4	ONEMETA AI – NV – Secretary of State – Amendment Filing*
3.5	Amendment to Certificate of Designation Series B*
3.6	Certificate of Designation Final-Series A - 1*
3.7	Certificate of Designation Series B-1 and Related Certificates of Change**
21.0	Subsidiaries*

* Previously Filed

** Filed Herewith

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

OneMeta Inc.
(Registrant)

Date: September 19, 2023	By:	/s/ Rowland W. Day, II
Rowland W. Day, II, President

(Signature)*

*Print name and title of the signing officer under his signature.